EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Announces Organizational Changes to Streamline Management
James A. Gingrich, Chairman and CEO of Sanford C. Bernstein, Assumes Role of
Chief Operating Officer of AllianceBernstein

New York, NY, December 19, 2011 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today announced organizational changes that streamline the firm’s management structure. With these changes, the firm aims to improve the execution of its long-term strategy of diversifying the mix of investment services offered to clients and increasing operating leverage.

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James A. Gingrich—Chairman and Chief Executive Officer of the firm’s sell-side research subsidiary, Sanford C. Bernstein & Co., LLC—will assume the role of Chief Operating Officer of AllianceBernstein, effective immediately.

■	Robert P. van Brugge, global director of research of Sanford C. Bernstein & Co., LLC, will succeed Mr. Gingrich as Chairman and CEO of Sanford C. Bernstein & Co., LLC.

■	Robert M. Keith, co-head of institutional and retail distribution, will assume sole responsibility for client service, sales and marketing in those channels, globally.

■	Lawrence Cohen, Chief Technology Officer, will head both technology and operations.

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The firm’s current Chief Operating Officer, David A. Steyn, and co-head of institutional and retail sales and marketing, Gregory J. Tencza, will be leaving the firm effective January 3, 2012. Director of operations, Richard G. Taggart, will be leaving the firm on January 31, 2012.

Peter S. Kraus, Chairman and Chief Executive Officer of AllianceBernstein, said, “Jim has a tremendous track record of success, first as a research analyst and then as global director of research. Over the past five years, he has been at the forefront in establishing and growing our European and Asian sell-side research efforts and launching European electronic trading and U.S. derivatives trading businesses as well. He has achieved this global expansion while maintaining the preeminence of our sell-side research brand in the United States. Jim’s experience makes him ideally suited for managing the broad portfolio that the COO role requires.”

Kraus continued: “I want to thank David Steyn for his many contributions to our firm over the years.  Since establishing our London office over a decade ago, he has grown our institutional business to be one of the U.K.’s ten largest pension fund managers and played a pivotal role in globalizing our sales and marketing efforts.  He also led the integration of our institutional, retail and private client channels, and cultivated talent at all levels of our organization worldwide. I wish David well in his future endeavors.”

In his new role, Gingrich, 53, will be responsible for all sales and marketing efforts related to the firm’s asset management business as well as its finance, legal, operations and technology infrastructure. Van Brugge, 43, Keith, 51, and Cohen, 50, will report to Gingrich. Investment management and trading will continue to report directly to Kraus.

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About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2011, AllianceBernstein Holding L.P. owned approximately 37.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.1% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

Cautions regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed.

AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2010 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements” could also adversely affect alliance Bernstein’s financial condition, results of operations and business prospects.

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